EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Texoil, Inc.

We hereby consent to the incorporation of our report dated March 27, 1997, included in the annual report of Texoil, Inc. ("Texoil") on Form 10-KSB for its fiscal year ended December 31, 1996, into Texoil's previously filed Registration Statement on Form S-8, File No. 33-62175 and Registration
Statement on Form S-8, File No. 33-15449.

                                                     /s/ BDO SEIDMAN, LLP
                                                         BDO Seidman, LLP

March 31, 1997
Houston, Texas